Exhibit No. 99

REGIS REPORTS FIRST QUARTER 2020 OPERATING RESULTS AND CONTINUES TO MAKE SIGNIFICANT PROGRESS IN ITS TRANSITON TO A CAPITAL LIGHT, HIGH GROWTH AND TECHNOLOGY ENABLED FULLY FRANCHISED MODEL

During The First Quarter, The Company Successfully Sold and Converted 545 Company Owned Salons to Franchise Operations Generating $38 Million In Cash Proceeds

Approximately 900 Company Owned Salons, or Approximately 42% Of The Remaining Company Owned Salon Portfolio Are Now In Various Stages Of Negotiations To Be Purchased By New Or Existing Franchisees

	Three Months Ended September 30,
(Dollars in thousands)	2019	2018
Consolidated Revenue	$247,038	$287,835
System-wide revenue (1)	$449,389	$465,212

System-wide Same-Store Sales Comps	(1.1)%	0.8%
Franchise Same-Store Sales Comps	(0.1)%	1.2%
Company-owned Same-Store Sales Comps	(2.0)%	0.5%

Loss From Continuing Operations	$(14,178)	$(463)
Diluted Loss per Share From Continuing Operations	$(0.39)	$(0.01)
EBITDA (2)	$(5,842)	$9,767
as a percent of revenue	(2.4)%	3.4%

As Adjusted (2)
Net Loss, as Adjusted	$13,903	$11,317
Diluted Earnings per Share, as Adjusted	$0.37	$0.25
EBITDA, as Adjusted (2)	$29,788	$25,134
as a percent of revenue	12.1%	8.7%
____________________________________
(1)     Represents total sales within the system, excluding TBG.
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations."

MINNEAPOLIS, October 29, 2019 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology enabled hair salons, today reported a first quarter 2020 loss from continuing operations of $14.2 million, or $0.39 per diluted share as compared to a loss from continuing operations of $0.5 million, or $0.01 per diluted share in the first quarter of 2019. The Company’s reported results include $32.1 million of non-cash goodwill derecognition associated with the sale of 545 salons to franchisees, and $3.9 million of other discrete costs. Excluding discrete items, and the income from discontinued operations, the Company reported increased first quarter 2020 adjusted net income of $13.9 million, or $0.37 earnings per diluted share as compared to adjusted net income of $11.3 million, or $0.25 earnings per diluted share for the same period last year. The year-over-year increase in adjusted net income was driven primarily by gains from the sale of salons to franchisees.
Total revenue in the quarter of $247.0 million decreased $40.8 million, or 14.2%, year-over-year driven primarily by the conversion of a net 1,143 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months. These reductions were partially offset by revenue growth of $34.5 million in the Company's Franchise segment. The Company noted that in connection with the new leasing guidance, it now records franchise rental income and the corresponding rental expense on separate line items. The net impact is to gross up both revenue and expense with no impact to overall earnings. The impact during the first quarter was an increase in revenue and expense by $31.4 million with no impact on operating income.
First quarter adjusted EBITDA of $29.8 million increased $4.7 million, versus the same period last year. Excluding the $26.2 million and $7.1 million gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA of $3.6 million was $14.4 million unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the net 1,143 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
Hugh Sawyer, President and Chief Executive Officer, commented, "We are pleased to report meaningful progress in our strategic transformation to a capital light, high growth, technology enabled franchise company." Mr. Sawyer added, "We expect to utilize the cash proceeds we are generating from the sale of company-owned salons in various ways to maximize shareholder value. "Mr. Sawyer concluded, "Although we have more work to do before our transition is complete, we remain convinced that a fully franchised business that generates a higher return on its capital will prove to be in the best long-term interests of our shareholders."

First Quarter Segment Results
Franchise

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions)	2019	2018

Revenue
Product	$11.8	$10.1	16.8%
Product sold to TBG mall locations	1.3	5.5	(76.4)%
Total product	$13.1	$15.6	(16.0)%
Royalties and fees (1)	28.0	22.4	25.0%
Franchise rental income	31.4	—	100.0%
Total franchised salons revenue (2)	$72.5	$38.0	90.8%

Franchise Same-Store Sales Comps (3)	(0.1)%	1.2%	(130 bps)

EBITDA, as Adjusted	11.9	9.9	20.2%
as a percent of revenue	16.4%	26.0%	(960) bps
as a percent of adjusted revenue (4)	40.4%	40.2%	20 bps

Total Franchise Salons	4,456	4,205	6.0%
as a percent of total Company-owned and Franchise salons	63.6%	52.4%
____________________________________

(1)	Total includes $0.5 million of royalties related to TBG during the three months ended September 30, 2018.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)	Same-store sales include current franchise salons that have been a franchise location for more than one year, therefore TBG is not included in same-store sales.

(4)	Adjusted for non-contributory revenue associated with Ad Fund, franchise rental income and TBG product sales. See Non-GAAP reconciliation.
First quarter Franchise revenue was $72.5 million, a $34.5 million, or 90.8% increase compared to the prior year quarter and included franchise rental income of $31.4 million due to the adoption of the new lease accounting requirements. Royalties and fees of $28.0 million, were a $5.6 million, or 25.0% increase versus the same period last year driven by increased franchise salon counts. Product sales to franchisees of $13.1 million decreased $2.5 million versus the same period last year driven primarily by lower sales to TBG and lower same-store retail sales, partially offset by increased franchise salon counts.
Franchise adjusted EBITDA of $11.9 million improved $2.0 million, or 20.2% year-over-year primarily driven by the increase in salon counts, partially offset by planned strategic G&A investments to enhance the Company's franchisor capabilities and support the increased volume and cadence of transactions and conversions into the franchise portfolio. Excluding the impact of TBG, Franchise adjusted EBITDA was $2.5 million favorable year-over-year.

Company-Owned Salons

	Three Months Ended September 30,		(Decrease)
(Dollars in millions) (1)	2019	2018

Total Revenue	$174.5	$249.8	(30.2)%
Company-owned Same-Store Sales Comps	(2.0)%	0.5%	(250) bps
Year-over-Year Ticket change	3.0%	4.2%
Year-over-Year Transaction change	(5.0)%	(3.7)%

EBITDA	11.5	27.6	(58.4)%
as a percent of revenue	6.6%	11.0%	(440) bps

Total Company-owned Salons	2,551	3,822	(33.3)%
as a percent of total Company-owned and Franchise salons	36.4%	47.6%
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

First quarter revenue for the Company-Owned salon segment decreased $75.3 million, or 30.2%, versus the prior year to $174.5 million. The year-over-year decline in revenue was driven by the decrease of a net 1,143 salons sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of 147 unprofitable salons over the past 12 months and by a 2.0% decline in Company-owned same-store sales.
First quarter EBITDA of $11.5 million decreased $16.1 million, or 58.4% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the net 1,143 company-owned salons that were sold and converted to the Company's asset-light franchise portfolio over the past 12 months and strategic investments in marketing and advertising, including the launch of a new Supercuts advertising campaign, partially offset by management cost-saving initiatives.

Other Key Events

•	The Company repurchased 1.5 million common shares, or approximately 4% of its total common stock, at an average price of $17.50 per share for a total of $26.3 million.

•
The Company continued its efforts to eliminate non-essential, non-strategic G&A expense during the quarter reducing G&A costs by approximately $7 million versus prior year quarter or $28 million on an annualized run-rate basis.

•	During the first quarter, the Company reinvigorated its Supercuts® creative approach to marketing by launching a new and innovative Supercuts multi-channel brand campaign and World Series promotion.

•
The Company continues to make forward leaning technology investments through its OpensalonTM platform which now allows customers to seamlessly check-in for salon services over their Amazon Alexa device, Google and Facebook Messenger. The Company believes its Opensalon platform complements its branded mobile apps.

•	In an effort to continue to drive increased stylist engagement and retention, the Company launched its industry leading digital stylist training "Education PlaygroundTM" on a web-based platform.

•	During the quarter, the Company continued to invest in the refresh, expansion and relaunch of its owned merchandise brands.

•	The Company has executed a purchase agreement for the Company's headquarters and anticipates it will close on the transaction during the second fiscal quarter.

•
The Company continues to make meaningful progress on its previously disclosed effort to convert to a fully franchised model. During the quarter, it sold and transferred 545 company-owned salons to its asset-light franchise portfolio. In addition, the Company has a pipeline of approximately 900 salons to be transitioned in various stages of negotiation. The pipeline represents approximately 42% of the company-owned portfolio when taking into account expected closures of approximately 375 salon locations. The impact of the transactions closed in the quarter is as follows:

	Three Months Ended September 30,		Increase
(Dollars in thousands)	2019	2018

Salons sold to franchisees	545	124	421
Cash proceeds received in quarter	$37,945	$12,422	$25,523

Gain on sale of venditions, excluding goodwill derecognition	$26,223	$7,132	$19,091
Non-cash goodwill derecognition	(32,083)	(11,092)	20,991
Loss on sale of salon assets to franchisees, net	$(5,860)	$(3,960)	$(1,900)

Adoption of New Accounting Standard
On July 1, 2019, the Company adopted amended lease guidance. The guidance was adopted on a prospective basis and results in an increase in franchise revenue and franchise rent expense. There is no impact on operating income.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, October 29, 2019, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 353-6461 and entering access code 3231103. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 3231103.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of September 30, 2019, the Company franchised, owned or held ownership interests in 7,092 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Andrew Lacko
investorrelations@regiscorp.com

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our and our franchisee's ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of salons to franchisees; if our capital investments in improving technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; The Beautiful Group's inability to operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$58,902	$70,141
Receivables, net	28,724	30,143
Inventories	74,634	77,322
Other current assets	32,194	33,216
Total current assets	194,454	210,822

Property and equipment, net	71,442	78,090
Goodwill	313,251	345,718
Other intangibles, net	8,416	8,761
Right of use asset	930,784	—
Other assets	33,094	34,170
Non-current assets held for sale	5,276	5,276
Total assets	$1,556,717	$682,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,219	$47,532
Accrued expenses	62,241	80,751
Short-term lease liability	161,407	—
Total current liabilities	276,867	128,283

Long-term debt, net	90,000	90,000
Long-term lease liability	781,134	—
Long-term financing liabilities	28,719	28,910
Other noncurrent liabilities	96,258	111,399
Total liabilities	1,272,978	358,592
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,548,036 and 36,869,249 common shares at September 30, 2019 and June 30, 2019, respectively	1,777	1,843
Additional paid-in capital	20,880	47,152
Accumulated other comprehensive income	8,939	9,342
Retained earnings	252,143	265,908

Total shareholders’ equity	283,739	324,245

Total liabilities and shareholders’ equity	$1,556,717	$682,837

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three Months Ended September 30, 2019 and 2018
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended September 30,
	2019	2018
Revenues:
Service	$141,941	$207,848
Product	45,656	57,591
Royalties and fees	28,017	22,396
Franchise rental income	31,424	—
	247,038	287,835
Operating expenses:
Cost of service	90,482	121,497
Cost of product	26,327	32,181
Site operating expenses	32,942	36,821
General and administrative	40,625	47,727
Rent	24,264	35,978
Franchise rent expense	31,424	—
Depreciation and amortization	9,380	10,202
TBG mall location restructuring	1,500	—
Total operating expenses	256,944	284,406

Operating (loss) income	(9,906)	3,429

Other (expense) income:
Interest expense	(1,439)	(1,006)
Loss from sale of salon assets to franchisees, net	(5,860)	(3,960)
Interest income and other, net	171	360

Loss from continuing operations before income taxes	(17,034)	(1,177)

Income tax benefit	2,856	714

Loss from continuing operations	(14,178)	(463)

Income (loss) from discontinued operations, net of income taxes	373	(264)

Net loss	$(13,805)	$(727)

Net loss per share:
Basic and Diluted:
Loss from continuing operations	$(0.39)	$(0.01)
Income (loss) from discontinued operations	0.01	(0.01)
Net loss per share (1)	$(0.38)	$(0.02)

Weighted average common and common equivalent shares outstanding:
Basic and Diluted	36,249	44,730
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
For The Three Months Ended September 30, 2019 and 2018
(Dollars in thousands)

	Three Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(13,805)	$(727)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash adjustments related to discontinued operations	(470)	(427)
Depreciation and amortization	7,863	8,371
Deferred income taxes	(3,821)	(875)
Loss on sale of salon assets to franchisees, net	5,860	3,960
Salon asset impairments	1,517	1,831
Stock-based compensation	1,807	2,335
Amortization of debt discount and financing costs	69	69
Other items affecting earnings	(23)	352
Changes in operating assets and liabilities, excluding the effects of asset sales	(12,477)	(32,053)
Net cash used in operating activities	(13,480)	(17,164)

Cash flows from investing activities:
Capital expenditures	(4,899)	(11,258)
Proceeds from sale of salon assets to franchisees	37,945	12,422
Costs associated with sale of salon assets to franchisees	(1,019)	—
Proceeds from company-owned life insurance policies	—	24,617
Net cash provided by investing activities	32,027	25,781

Cash flows from financing activities:
Repurchase of common stock	(28,247)	(19,337)
Taxes paid for shares withheld	(1,808)	(1,918)
Sale and leaseback payments	(248)	—
Net cash used in financing activities	(30,303)	(21,255)

Effect of exchange rate changes on cash and cash equivalents	3	388

Decrease in cash, cash equivalents and restricted cash	(11,753)	(12,250)

Cash, cash equivalents and restricted cash:
Beginning of period	92,379	148,774
End of period	$80,626	$136,524

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2019			September 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	—%	(7.7)%	(2.2)%	1.5%	(0.2)%	1.0%
Supercuts	0.8	(7.7)	0.2	1.3	(5.3)	0.8
Signature Style	(1.2)	(5.5)	(1.7)	1.1	(3.0)	0.6

Total	(0.1)%	(7.1)%	(1.1)%	1.2%	(2.1)%	0.8%
____________________________________

(1) System-wide same-store sales are calculated as the total change in sales for system-wide company-owned and franchise locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2019			September 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(3.6)%	(18.5)%	(7.5)%	2.7%	(13.3)%	(2.1)%
Supercuts	1.6	(7.0)	1.1	1.6	(4.9)	1.2
Signature Style	0.4	(7.9)	(0.7)	2.6	(5.4)	1.4

Total	0.9%	(10.2)%	(0.1)%	1.9%	(5.7)%	1.2%

____________________________________

(1) Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	September 30, 2019			September 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	0.7%	(5.9)%	(1.2)%	1.4%	0.3%	1.1%
Supercuts	(3.4)	(10.0)	(3.9)	0.7	(5.8)	0.2
Signature Style	(2.3)	(3.3)	(2.4)	0.4	(1.2)	0.2

Total	(1.2)%	(5.6)%	(2.0)%	0.8%	(0.9)%	0.5%

____________________________________

(2) Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-Wide Location Counts

	September 30, 2019	June 30, 2019
FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	825	615
Supercuts	2,456	2,340
Signature Style	948	766
Total North American Salons	4,229	3,721
as a percent of total Company-owned and Franchise salons	60.4%	56.0%

Total International Salons (1)	227	230
as a percent of total Company-owned and Franchise salons	3.2%	3.3%

Total Franchise Salons	4,456	3,951
as a percent of total Company-owned and Franchise salons	63.6%	56.0%

COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,333	1,550
Supercuts	312	403
Signature Style	906	1,155
Total Company-Owned Salons	2,551	3,108
as a percent of total Company-owned and Franchise salons	36.4%	44.0%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	85	86

Grand Total, System-Wide	7,092	7,145
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(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three months ended September 30, 2019 and 2018:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	Professional fees.

•	Severance expense.

•	Goodwill derecognition.

•	TBG restructuring.

•	TBG discontinued operations.

The non-GAAP tax provision adjustments related to the amounts excluded from our non-GAAP results are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein. The non-GAAP tax provision adjustments are made to reflect the year-to-date non-GAAP tax rate for each period. The non-GAAP weighted average shares adjustments are due to the change in non-GAAP net income as compared to the U.S. GAAP net income or loss, resulting from the non-GAAP reconciling items addressed herein. Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which may include the dilutive effect of common stock.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating (loss) income and net loss to equivalent non-GAAP measures
		Three Months Ended September 30,
	U.S. GAAP financial line item	2019	2018
U.S. GAAP revenue		$247,038	$287,835

U.S. GAAP operating (loss) income		$(9,906)	$3,429

Non-GAAP operating expense adjustments (1)
Professional fees	General and administrative	—	1,291
Severance	General and administrative	2,420	2,720
TBG restructuring	TBG restructuring	1,500	—
Total non-GAAP operating expense adjustments		3,920	4,011

Non-GAAP operating income (1)		$(5,986)	$7,440

U.S. GAAP net loss		$(13,805)	$(727)

Non-GAAP net income (loss) adjustments:
Non-GAAP operating expense adjustments		3,920	4,011
Goodwill derecognition	Interest income and other, net	32,083	11,092
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(7,922)	(3,323)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	(373)	264
Total non-GAAP net income (loss) adjustments		27,708	12,044
Non-GAAP net income		$13,903	$11,317
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended September 30, 2019, and 2018, were 2.4% and 2.6%, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three months ended September 30, 2019, and 2018, for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended September 30,
	2019	2018
US GAAP net loss diluted per share	$(0.381)	$(0.016)
Severance (1)	0.051	0.046
Professional fees (1)	—	0.022
TBG restructuring	0.031	—
Goodwill derecognition (1)	0.674	0.190
TBG discontinued operations, net of tax	(0.010)	0.006
Impact of change in weighted average shares (3)	0.009	—
Non-GAAP net (loss) income per diluted share (2)	$0.374	$0.248

U.S. GAAP Weighted average shares - basic	36,249	44,730
U.S. GAAP Weighted average shares - diluted	36,249	44,730
Non-GAAP Weighted average shares - diluted (3)	37,151	45,661
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Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three months ended September 30, 2019, and 2018, for all non-GAAP operating expense adjustments.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months ended September 30, 2019 included additional shares for common stock equivalents of $0.9 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three months ended September 30, 2019 and 2018, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended September 30, 2019
	Franchise (1)	Company-owned (2)	Corporate	Consolidated (3)
Consolidated net income (loss) as reported US GAAP	$10,209	$5,401	$(29,415)	$(13,805)
Interest expense, as reported	—	—	1,439	1,439
Income taxes, as reported	—	—	(2,856)	(2,856)
Depreciation and amortization, as reported	160	6,107	3,113	9,380
EBITDA (as defined above)	$10,369	$11,508	$(27,719)	$(5,842)

Severance	—	—	2,420	2,420
TBG restructuring	1,500	—	—	1,500
Goodwill derecognition	—	—	32,083	32,083
TBG discontinued operations (excluding tax)	—	—	(373)	(373)
Adjusted EBITDA, non-GAAP financial measure	$11,869	$11,508	$6,411	$29,788

	Three Months Ended September 30, 2018
	Franchise (1)	Company-owned (2)	Corporate	Consolidated (3)
Consolidated net income (loss) as reported US GAAP	$9,720	$19,576	$(30,023)	$(727)
Interest expense, as reported	—	—	1,006	1,006
Income taxes, as reported	—	—	(714)	(714)
Depreciation and amortization, as reported	158	8,057	1,987	10,202
EBITDA (as defined above)	$9,878	$27,633	$(27,744)	$9,767

Professional fees	—	—	1,291	1,291
Severance	—	—	2,720	2,720
Goodwill derecognition	—	—	11,092	11,092
TBG discontinued operations, net of tax	—	—	264	264
Adjusted EBITDA, non-GAAP financial measure	$9,878	$27,633	$(12,377)	$25,134
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Notes:
(1) Franchise adjusted EBITDA margin for the three months ended September 30, 2019 and 2018, were 16.4% and 26.0%, respectively and are calculated as franchise adjusted EBITDA (as defined above) divided by franchise adjusted revenue for each respective period.

(2)
Company-owned adjusted EBITDA margin for the three months ended September 30, 2019, and 2018, were 6.6% and 11.0%, respectively, and are calculated as company-owned adjusted EBITDA (as defined above) divided by company-owned adjusted revenue for each respective period.

(3) Consolidated EBITDA margins for the three months ended September 30, 2019, and 2018, were (2.4)% and 3.4%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended September 30, 2019 and 2018 were 12.1% and 8.7%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation of reported Franchise EBITDA as a percent of U.S. GAAP revenue to EBITDA as a percent of adjusted revenue
(Dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2019	2018
As Adjusted EBITDA	$11,869	$9,878
U.S. GAAP revenue	72,546	38,025
As Adjusted EBITDA as a % of U.S. GAAP revenue	16.4%	26.0%
Non-margin revenue adjustments:
Franchise rental income	(31,424)	—
Ad Fund revenue	(10,425)	(7,976)
TBG product sales	(1,300)	(5,500)
Adjusted revenue	$29,397	$24,549
As Adjusted EBITDA as a percent of adjusted revenue	40.4%	40.2%

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